Nautilus, Inc. Completes Refinancing of Existing Term Loan, Enhancing its Liquidity Position and Increasing the Total Credit Facility to $130 Million November 30, 2022 VANCOUVER, Wash.--(BUSINESS WIRE)--Nov. 30, 2022-- Nautilus, Inc. (NYSE: NLS) (the “Company”) today announced the amendment of its existing credit facility by refinancing the previous term loan with a new $30 million term loan (“New Term Loan”), thereby increasing the Company’s total credit facility to $130 million. The credit facility previously consisted of a $100 million asset-based revolver and a $15 million term loan provided by Wells Fargo Bank, NA. The New Term Loan will be provided by SLR Credit Solutions (f/k/a Crystal Financial), a portfolio company of SLR Capital Partners. Wells Fargo Bank, NA will continue to provide the $100 million revolver and both facilities will mature on October 29, 2026. The incremental availability provided by the New Term Loan facility, along with the Company’s cash balance, is expected to provide sufficient working capital to fund business improvements and growth initiatives and for general corporate purposes, as needed. "Our increased credit facility, along with our cash balance, will allow us to finance key strategic and operating initiatives and drive to sustained profitable growth,” said Aina Konold, Chief Financial Officer, Nautilus, Inc. “With no debt maturities until calendar 2026, we are well positioned to navigate short-term macroeconomic challenges while continuing to make progress on our North Star strategy. We are very pleased to continue our partnership with Wells Fargo as our revolver lender and welcome SLR Credit Solutions as our New Term Loan lender.” The entire $130 million credit facility does not contain any financial performance covenants and is governed by a single Minimum Excess ABL Availability Covenant, which is the greater of (i) $10 million and (ii) 12.5% of the Combined Line Cap as defined in the credit agreement. For additional information on these facilities, please reference the Company's current report on Form 8-K filed with the SEC on November 30, 2022. OceanArc Capital Partners LLC acted as the Company’s exclusive financial advisor for the transaction. About Nautilus, Inc. Nautilus, Inc. (NYSE:NLS) is a global leader in digitally connected home fitness solutions. The Company’s brand family includes Bowflex®, Nautilus®, Schwinn®, and JRNY®, its digital fitness platform. With a broad selection of exercise bikes, cardio equipment, and strength training products, Nautilus, Inc. empowers healthier living through individualized connected fitness experiences and in doing so, envisions building a healthier world, one person at a time. Headquartered in Vancouver, Washington, the Company’s products are sold direct to consumer on brand websites and through retail partners and are available throughout the U.S. and internationally. Nautilus, Inc. uses the investor relations page of its website (www.nautilusinc.com/investors) to make information available to its investors and the market. Forward-Looking Statements This press release includes forward-looking statements (statements which are not historical facts) within the meaning of the Private Securities Litigation Reform Act of 1995, which may include: the use of funds from the New Term Loan, projected, targeted or forecasted financial, operating results and capital expenditures, anticipated demand for the Company's new and existing products, statements regarding the Company's prospects, resources or capabilities; planned investments, strategic initiatives and the anticipated or targeted results of such initiatives; the effects of the COVID-19 pandemic on the Company’s business; and planned operational initiatives and the anticipated cost-saving results of such initiatives.. All of these forward-looking statements are subject to risks and uncertainties that may change at any time. Factors that could cause Nautilus, Inc.’s actual results to differ materially from these forward-looking statements include: our ability to meet borrowing conditions and remain in compliance with the terms of the New Term Loan and the credit facility; weaker than expected demand for new or existing products; our ability to timely acquire inventory that meets our quality control standards from sole source foreign manufacturers at acceptable costs; risks associated with current and potential delays, work stoppages, or supply chain disruptions, including shipping delays due to the shortage of shipping containers; an inability to pass along or otherwise mitigate the impact of raw material price increases and other cost pressures, including unfavorable currency exchange rates and increased shipping costs; experiencing delays and/or greater than anticipated costs in connection with launch of new products, entry into new markets, or strategic initiatives; our ability to hire and retain key management personnel; changes in consumer fitness trends; changes in the media consumption habits of our target consumers or the effectiveness of our media advertising; a decline in consumer spending due to unfavorable economic conditions; risks related to the impact on our business of the COVID-19 pandemic or similar public health crises; softness in the retail marketplace; availability and timing of capital for financing our strategic initiatives, including being able to raise capital on favorable terms or at all; changes in the financial markets, including changes in credit markets and interest rates that affect our ability to access those markets on favorable terms and the impact of any future impairment. Additional assumptions, risks and uncertainties are described in detail in our registration statements, reports and other filings with the Securities and Exchange Commission, including the “Risk Factors” set forth in our Annual Report on Form 10-K, as supplemented by our quarterly reports on Form 10-Q. Such filings are available on our website or at www.sec.gov. You are cautioned that such statements are not guarantees of future performance and that our actual results may differ materially from those set forth in the forward-looking statements. We undertake no obligation to publicly update or revise forward-looking statements to reflect subsequent developments, events or circumstances. View source version on businesswire.com: https://www.businesswire.com/news/home/20221130006013/en/ Investor Relations: John Mills ICR, LLC

646-277-1254 John.Mills@icrinc.com Media: John Fread Nautilus, Inc. 360-859-5815 jfread@nautilus.com Robin Rootenberg Action Mary 925-464-8030 robin.rootenberg@actionmary.com Source: Nautilus, Inc.